Exhibit 99

                  Contact: Susan B. Railey
                  (301) 468-3120
                  Sharon Bramell                     FOR IMMEDIATE RELEASE
                  (301) 231-0351


                      AIM 85 DECLARES MONTHLY DISTRIBUTION
                       FOR SEPTEMBER OF ONE CENT PER UNIT

                Total for the Third Quarter is 89 Cents Per Unit

                           ---------------------------


     ROCKVILLE, MD, September 21, 2004 -- (AMEX/AII) The general partner of American Insured Mortgage Investors - Series 85, L.P. (AIM 85) today declared the monthly distribution for September 2004 in the amount of one cent per unit regular cash flow. Holders of record on September 30, 2004 will receive this amount as part of the third quarter distribution which will be paid on November 1, 2004.

     Record dates for the AIM 85 distributions occur at the end of each month. Distributions are paid approximately one month after the end of each calendar quarter and include the three amounts declared during the quarter. The total distribution of 89 cents per unit for the third quarter of 2004 includes one cent per unit regular cash flow for the months of July, August and September, plus 86 cents per unit mortgage proceeds for the month of July.



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